UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2004

                 COLLINS INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

                 Missouri

(State or other jurisdiction of incorporation)

                       0-12619                                                       43-0985160

      Commission File Number                      (IRS Employer Identification No.)

15 Compound Drive, Hutchinson,  Kansas                               67502-4349

(Address of principal executive offices)                                            (Zip Code)

Registrant's telephone number, including area code         (620) 663-5551

                                  Not applicable

(Former name or former address, if changed since last report)

Item 5.           Other Events and Regulation FD Disclosure.

                    On January 8, 2004, Collins Industries, Inc. (the "Company") issued a press release announcing that the Company exercised a special, one-time purchase discount on normal inventory offered by a key supplier. A copy of the press release dated January 8, 2004 is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits.

           (c.)            Exhibits

           99.1 Press release dated January 8, 2004.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COLLINS INDUSTRIES, INC.
Dated:	January 8, 2004

By
/s/ Larry W. Sayre
Larry W. Sayre, Vice President of Finance and Chief Financial Officer
(Signing on behalf of the registrant and as principal accounting officer)